[ADP logo]

                         AUTOMATIC DATA PROCESSING, INC.

                 One ADP Boulevard - Roseland, New Jersey 07068

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     PLEASE TAKE NOTICE that the 2004 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 9, 2004 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, for the following purposes:

     1.   To elect a Board of Directors (Proposal 1);

     2. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the Company's independent certified public accountants for the fiscal year that began on July 1, 2004 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only the holders of record of Common Stock at the close of business on September 10, 2004 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

     To gain admission to the Annual Meeting of Stockholders, you will need to show that you are a stockholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting of Stockholders, please retain and bring the top portion of the proxy card as your admission ticket. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement. All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof that you own Company stock, you will not be admitted to the Annual Meeting of Stockholders. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the Annual Meeting of Stockholders. Please arrive early enough to allow yourself adequate time to clear security.

                                             By order of the Board of Directors

                                                       James B. Benson
                                                          Secretary

September 22, 2004
Roseland, New Jersey

     The presence in person and/or the representation by proxy of the holders of record of a majority of the issued and outstanding shares of stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by phone, the Internet or by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

[ADP logo]


                                 PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS OF

                         AUTOMATIC DATA PROCESSING, INC.
                 One ADP Boulevard - Roseland, New Jersey 07068

                         TO BE HELD ON NOVEMBER 9, 2004

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about September 22, 2004.

     The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its common stock, par value $.10 per share ("Common Stock"). At the close of business on September 10, 2004, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had 582,504,905 issued and outstanding shares of Common Stock (excluding 56,197,764 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

     The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company's independent certified public accountants. Under the Company's Amended and Restated Certificate of Incorporation and By-Laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to ratify the Company's independent certified public accountants and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation that management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

                                Served as a
                                 Director
                               Continuously
         Name            Age       Since                                        Principal Occupation
-----------------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman     42        2001         Chairman and Chief Executive Officer of Burger King Corporation, a privately held company (1)

Leslie A. Brun           52        2003         Founder and Chairman of Hamilton Lane, a global private equity/advisor company (2)

Gary C. Butler           57        1996         President and Chief Operating Officer of the Company (3)

Joseph A. Califano, Jr.  73        1982         Chairman of the Board and President of The National Center on Addiction and
                                                Substance Abuse at Columbia University (4)

Leon G. Cooperman        61        1991         Chairman and Chief Executive Officer of Omega Advisors, Inc., an investment partnership (5)

R. Glenn Hubbard         46        2004         Dean of the Graduate School of Business at Columbia University (6)

Ann Dibble Jordan        69        1993         Consultant (7)

Harvey M. Krueger        75        1967         Vice Chairman of Lehman Brothers, investment bankers (8)

Frederic V. Malek        67        1978         Chairman of Thayer Capital Partners, a merchant
                                                banking firm (9)

Henry Taub               77        1961         Honorary Chairman of the Board of the Company (10)

Arthur F. Weinbach       61        1989         Chairman of the Board and Chief Executive Officer
                                                of the Company (11)


(1) Mr. Brenneman has been Chief Executive Officer of Burger King Corporation since July 2004. He was Chairman and Chief Executive Officer of TurnWorks, Inc. from October 2002 to July 2004 and also from May 2001 to June 2002. He was President and Chief Executive Officer of PwC Consulting from June 2002 to October 2002, and was the President and Chief Operating Officer of Continental Airlines, Inc. from May 1995 to May 2001. Mr. Brenneman is also a director of The Home Depot, Inc. and Burger King Corporation.

(2) Mr. Brun has been the Chairman of Hamilton Lane since 1991. He is also a director of Episcopal Academy and a trustee of the University of Buffalo Foundation.

(3) Mr. Butler became President and Chief Operating Officer of the Company in April 1998. He is also a director of Liberty Mutual Group and CIT Group Inc.

(4) Mr. Califano has been Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University since 1992. He is also a director of Viacom, Inc., Midway Games Inc. and Willis Group Holdings Limited.

(5) Mr. Cooperman has been Chairman and Chief Executive Officer of Omega Advisors, Inc. since 1991.

(6) Mr. Hubbard was named the Dean of the Graduate School of Business at Columbia University on July 1, 2004 and has been the Russell L. Carson Professor of Finance and Economics in the Department of

     Economics and Graduate School of Business at Columbia University since 1994. From February 2001 until March 2003 he was Chairman of the U.S. Council of Economic Advisors. He is also a director of Dex Media, Inc.

(7) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. She is also a director of Johnson & Johnson Corporation and Citigroup Inc.

(8) Mr. Krueger is Vice Chairman of Lehman Brothers and has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Bernard Chaus, Inc. and Delta Galil Industries Ltd.

(9) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. He is also a director of CB Richard Ellis Services, Inc., FPL Group, Inc., Manor Care, Inc., Northwest Airlines Corporation and Federal National Mortgage Association.

(10) Mr. Taub has been Honorary Chairman of the Company's Board of Directors since 1986.

(11) Mr. Weinbach became Chairman of the Board and Chief Executive Officer of the Company in April 1998. He is also a director of First Data Corporation and Schering Plough Corp.

Stockholder Approval Required

     Directors shall be elected by a plurality of the affirmative votes cast in person or by proxy at the meeting of stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

     During the last fiscal year, the Board of Directors held seven meetings. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members, except for Mr. Taub, who attended 70% of the meetings of the Board of Directors and the committees of which he is a member.

     The Board of Directors' categorical standards of director independence are attached as Appendix A to this Proxy Statement. Directors who meet these standards are considered to be "independent." Messrs. Brenneman, Brun, Califano, Cooperman, Hubbard, Malek and Ms. Jordan meet these standards and are, therefore, considered to be independent directors. Messrs. Butler, Krueger, Taub, Weinbach and Weston (who is retiring at this Annual Meeting of Stockholders in accordance with the retirement policy of the Board of Directors) do not meet these standards and are, therefore, not considered to be independent directors. Based on the foregoing categorical standards, all current members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent.

     The table below provides membership and meeting information for each of the committees of the Board of Directors.

                                                                            Nominating/Corporate
                 Name                  Audit           Compensation         Governance                       Executive
----------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman                   X(FE)           X(C)                                                  X
Leslie A. Brun                                         X                    X
Gary C. Butler
Joseph A. Califano, Jr.                X               X
Leon G. Cooperman                      X(C) (FE)                            X                                X
R. Glenn Hubbard
Ann Dibble Jordan                      X                                    X
Harvey M. Krueger                                                                                            X(C)
Frederic V. Malek                                      X                    X(C)                             X
Henry Taub                                                                                                   X
Arthur F. Weinbach                                                                                           X
Josh S. Weston*                                                                                              X
Meetings held in fiscal 2004           6               3                    5                                3


(C) Chairperson of the committee.

(FE) Audit Committee financial expert.

* Mr. Weston is retiring at the 2004 Annual Meeting of Stockholders in accordance with the retirement policy of the Board of Directors.

     The Audit Committee acts under a written charter (the "Audit Committee Charter"), which is required to be provided to stockholders every three fiscal years, unless amended earlier. The members of the Audit Committee satisfy the independence requirements of the New York Stock Exchange (NYSE) rules currently in effect. The Audit Committee Charter may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The principal functions of the Audit Committee are to:

     (i) assist the Board of Directors in fulfilling its oversight responsibilities with respect to (a) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior, (b) the Company's auditing, accounting and financial reporting processes generally, (c) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others, (d) the Company's compliance with legal and regulatory requirements and (e) the performance of the Company's corporate audit department and independent auditors;

     (ii) appoint, compensate and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work;

     (iii) review in advance and pre-approve all services to be provided by the independent auditors, as permitted by applicable rules and regulations and the Auditor Independence Policy (which is discussed in further detail below under "Independent Registered Public Accounting Firms' Fees"), and in connection therewith to approve all fees and other terms of engagement;

     (iv) review and approve disclosures required to be included in the Securities and Exchange Commission (the "SEC") periodic reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (v) review the performance of the internal auditors and the independent auditors on at least an annual basis.

     The Compensation Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers by:

     (i) evaluating the Chief Executive Officer's performance and setting the Chief Executive Officer's compensation based on such evaluation; and

     (ii) developing guidelines and reviewing the compensation and performance of officers of the Company and other Company associates.

     The Compensation Committee also develops plans for managerial succession.

     The Nominating/Corporate Governance Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The members of the Nominating/Corporate Governance Committee satisfy the independence of the NYSE rules currently in effect. The principal functions of the Nominating/Corporate Governance Committee are to:

     (i) develop policies on the size and composition of the Board of Directors;

     (ii) identify individuals qualified to become members of the Board of Directors and review candidates for Board membership;

     (iii) recommend a slate of nominees to the Board of Directors annually;

     (iv) ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent directors;

     (v) review and reassess the adequacy of the Board of Directors' corporate governance principles (which principles may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section) and recommend changes to such principles annually; and

     (vi) advise the full Board of Directors on corporate governance matters.

     When the Board of Directors decides to recruit a new member it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, preferably, senior executives of large companies who have significant technology, international or marketing backgrounds directly related to the Company's technologies, markets and/or clients. The Board of Directors will consider any such strong candidate provided he or she possesses the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. If the Committee does not believe that a candidate possesses the above personal characteristics, that candidate will not be considered. Stockholders who wish the Nominating/Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating/Corporate Governance Committee in care of the Secretary of the Company at the Company's principal executive offices.

     The Executive Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The function of the Executive Committee is to act in the absence of the Board of Directors.

     During the last fiscal year, non-employee directors were paid an annual retainer of $55,000, which was paid in the form of restricted stock units of Common Stock pursuant to the Company's 2003 Director Stock Plan, plus $1,500 in cash for each Board of Directors meeting attended. In addition, non-employee directors were paid $1,000 in cash for each committee meeting attended if such committee meeting was held on the same day a Board of Directors meeting was held; otherwise, non-employee directors were paid $1,500 in cash for each committee meeting attended. Further, the chairperson of the Audit Committee was paid an additional annual retainer of $10,000 in cash and the chairperson of each of the Executive Committee, Compensation Committee and Nominating/Corporate Governance Committee was paid an additional annual retainer of $5,000 in cash.

     During fiscal 2004, non-employee directors received grants under each of the Company's 1989 Non-Employee Director Stock Option Plan ("1989 Directors' Option Plan") and the 2000 Stock Option Plan (the "2000 Stock Option Plan"). The vesting schedule for the options granted under such plans was designed to ensure that at least 5,000 options become exercisable for each non-employee director (other than Mr. Tisch, who retired from the Board of Directors at last year's Annual Meeting of Stockholders, and Mr. Hubbard, who was appointed to the Board of Directors during fiscal 2004) in each calendar year through 2007.

     Until last year's Annual Meeting of Stockholders, held on November 11, 2003, the non-employee directors of the Company were entitled to participate in the 1989 Directors' Option Plan. In fiscal 2004, options to purchase 22,500 shares of Common Stock were granted to each non-employee director (other than Mr. Hubbard, who was not a member of the Board of Directors at that time) at an exercise price of $37.81 per share under the 1989 Directors' Option Plan. All options were granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. In the case of each of Messrs. Brenneman, Brun and Cooperman and Ms. Jordan, 20% percent of the options granted under the 1989 Directors' Option Plan become exercisable on the first anniversary of the date such options were granted, and 20% percent become exercisable on each successive anniversary date thereafter until all such options become exercisable; in the case of each of Messrs. Califano, Krueger, Malek and Tisch, approximately 24.4%, 31.1%, 26.7%, 8.9% and 8.9% of the options granted under the 1989 Directors' Option Plan become exercisable on the first, second, third, fourth and fifth anniversary, respectively, of the date such options were granted, provided that, for all such directors, options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur, such as the death, disability or retirement of a director, in which case the options shall immediately vest and become fully exercisable. All options granted under the 1989 Directors' Option Plan have a term of ten years. Following last year's Annual Meeting of Stockholders, the 1989 Directors' Option Plan was amended to prohibit any future grants thereunder.

     Following last year's Annual Meeting of Stockholders, the non-employee directors of the Company became eligible to participate in the 2000 Stock Option Plan. Under the 2000 Stock Option Plan, upon initial election to the Board of Directors, a non-employee director will receive a grant of options to purchase 5,000 shares of Common Stock. Thereafter, a non-employee director will receive an annual grant of options to purchase 5,000 shares of Common Stock. All options are granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. All options granted under the 2000 Stock Option Plan have a term of ten years. In fiscal 2004, options to purchase 5,000 shares of Common Stock were granted to each non-employee director (other than Messrs. Weston and Hubbard) at an exercise price of $39.225 per share under the 2000 Stock Option Plan. At the time he became a non-employee director, January 2, 2004, Mr. Weston received options to purchase 5,000 shares of Common Stock at an exercise price of $39.885 per share under the 2000 Stock Option Plan. At the time he was appointed to the Board of Directors, Mr. Hubbard received options to purchase 5,000 shares of Common Stock at an exercise price of $41.79 per share under the 2000 Stock Option Plan. In the case of each of Messrs. Califano, Krueger and Malek, 60% percent and 40% of such options granted under the 2000 Stock Option Plan become exercisable on the fourth and fifth anniversary, respectively, of the date such options were granted; in the case of each of Mr. Brun and Ms. Jordan, all of such options granted under the 2000 Stock Option Plan become exercisable on the sixth anniversary of the date such options were granted; in the case of Mr. Brenneman, 10%, 10% and 80% of such options granted under the 2000 Stock Option Plan become exercisable on the fourth, fifth and sixth anniversary, respectively, of the date such options were granted; in the case of Mr. Cooperman, 10% of such options granted under the 2000 Stock Option Plan become exercisable on each of the first, second, third, fourth and fifth anniversary of the date such options were granted and 50% become exercisable on the sixth anniversary of the date such options were granted; in the case of Mr. Hubbard, all of such options granted under the 2000 Stock Option Plan become exercisable on the first anniversary of the date such options were granted;
and in the case of Mr. Weston, all of such options granted under the 2000 Stock Option Plan become exercisable on the day prior to the 2004 Annual Meeting of Stockholders, at which meeting Mr. Weston's retirement from the Board of Directors will become effective. For all such directors, the options granted in fiscal 2004 under the 2000 Stock Option Plan become exercisable only if the director is then still serving in such capacity, unless certain specified events occur, such as the death or disability of a director, in which case the options shall immediately vest and become fully exercisable.

     Any person who became a non-employee director after August 13, 1997 will not be eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who retires after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director retires after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

     The mandatory retirement age for directors is 72, except as noted below. The Board of Directors may, upon the recommendation of the Nominating/Corporate Governance Committee made annually, waive the mandatory retirement age requirement for any director, except persons who first became directors after May 14, 2002. The Board of Directors waived the mandatory retirement age requirement for Messrs. Califano, Krueger and Taub based on their respective contributions to and involvement in the Board of Directors so that they may be nominated at this Annual Meeting of Stockholders to serve as directors for the upcoming year. Notwithstanding the foregoing annual waiver procedure (but subject to an exception for Henry Taub, the Company's founder), the oldest member of the Board of Directors, Mr. Weston, after serving as a director since 1977, shall automatically retire at this Annual Meeting of Stockholders. The next oldest member of the Board of Directors shall automatically retire at the Company's 2005 Annual Meeting of Stockholders. This "then oldest director" automatic retirement process shall continue until there are no directors over the age of 72. Thereafter, all directors will automatically retire from the Board of Directors at the Company's Annual Meeting of Stockholders following the date he or she turns 72. As noted, this "then oldest director" automatic retirement procedure portion of the Board of Directors' retirement policy does not apply to Henry Taub, the Company's founder. Management directors who are no longer officers of the Company are required to resign from the Board of Directors. However, the Company's Chief Executive Officer may, provided the Board of Directors approves, continue to serve as a director for a transition period of up to one year after the date he or she ceases to be the Company's Chief Executive Officer.

     Executive sessions are held during each Board of Directors and committee meeting. The Company has adopted a procedure by which the presiding director at executive sessions of the Board of Directors shall change each meeting and shall rotate, consecutively, among the independent chairpersons of the Audit, Compensation and Nominating/Corporate Governance Committees.

Security Ownership of Certain Beneficial Owners and Managers

     The following table contains information as of August 31, 2004 with respect to the beneficial ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers (and former executive officer) of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group (including the named individuals) and (iv) all stockholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                            Shares of Common Stock
Name                                                                        Beneficially Owned (1)             Percent
--------------------------------------------------------------------------------------------------------------------------
Gregory D. Brenneman                                                                         12,000                  *
Leslie A. Brun                                                                                9,000                  *
Gary C. Butler                                                                              963,805                  *
Joseph A. Califano, Jr. (2)                                                                  34,600                  *
Leon G. Cooperman (3)                                                                        74,983                  *
Richard J. Daly                                                                             417,078                  *
Russell P. Fradin**                                                                          94,500                  *
John Hogan                                                                                  424,003                  *
R. Glenn Hubbard                                                                                  0                  *
Ann Dibble Jordan                                                                            22,400                  *
Harvey M. Krueger (4)                                                                       103,758                  *
Frederic V. Malek (5)                                                                        19,500                  *
S. Michael Martone                                                                          213,667                  *
Henry Taub (6)                                                                            5,863,220             1.0066%
Arthur F. Weinbach (7)                                                                    1,550,796                  *
Josh S. Weston                                                                              635,102                  *
Capital Research and Management Company (8)                                              43,761,780             7.5126%
Directors and executive officers (and former executive officer) as a group (25 persons, including those directors and executive officers (and former executive
officer) named above) (9)                                                                11,849,091             2.0216%


*Indicates less than one percent.

** Mr. Fradin served as an executive officer of the Company until January 1, 2004.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable on or prior to October 30, 2004. The shares beneficially owned include: (i) the following shares subject to such options granted to the directors and executive officers indicated: 12,000 (Mr. Brenneman), 7,000 (Mr. Brun), 585,899 (Mr. Butler), 31,000 (Mr.
     Califano), 19,500 (Mr. Cooperman), 329,164 (Mr. Daly), 46,500 (Mr. Fradin), 378,364 (Mr. Hogan), 22,000 (Ms. Jordan), 31,500 (Mr. Krueger), 11,500 (Mr.
     Malek), 133,834 (Mr. Martone) and 957,123 (Mr. Weinbach); and (ii) 3,616,004 shares subject to such options granted to the directors and executive officers (and former executive officer) as a group.

(2) Excludes an aggregate of 2,800 shares of Common Stock that are owned outright by members of Mr. Califano's immediate family or by charitable trusts of which members of Mr. Califano's immediate family were potential beneficiaries. Mr. Califano disclaims beneficial ownership of such shares.

(3) Includes 30,483 shares, representing the gain resulting from the exercise of an option to purchase 38,000 shares of Common Stock on October 15, 2001. Mr. Cooperman has elected to defer receipt of the shares representing such gain.

(4) Includes 31,732 shares, representing the remaining gain resulting from the exercise of an option to purchase 40,000 shares of Common Stock on November 1, 1999. At the time of such option's exercise, Mr. Krueger elected to defer receipt of 35,258 shares representing the full amount of such gain; in fiscal 2004, Mr. Krueger received 3,526 shares that had been previously deferred.

(5) Excludes an aggregate of 3,200 shares of Common Stock that are owned outright by members of Mr. Malek's immediate family or by charitable trusts of which members of Mr. Malek's immediate family were potential beneficiaries. Mr. Malek disclaims beneficial ownership of such shares.

(6) Excludes an aggregate of 311,907 shares of Common Stock that are owned outright by members of Mr. Taub's immediate family or by charitable trusts of which members of Mr. Taub's immediate family were potential beneficiaries. Mr. Taub disclaims beneficial ownership of such shares.

(7) Includes 78,616 shares, representing (i) a gain of 42,877 shares resulting from the exercise of an option to purchase 50,000 shares of Common Stock on August 19, 1999 and (ii) a gain of 35,739 shares resulting from the exercise of an option to purchase 40,000 shares of Common Stock on October 6, 2000. In each case, Mr. Weinbach has elected to defer receipt of the shares representing such gain.

(8) On February 13, 2004, Capital Research and Management Company filed a statement on Schedule 13G with the Securities and Exchange Commission to report that Capital Research and Management Company owned more than 5% of the outstanding shares of Common Stock.

(9) Excludes an aggregate of 2,632 shares of Common Stock owned by members of the immediate families of non-director officers of the Company. The non-director officers of the Company disclaim beneficial ownership of such shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of this Proxy Statement cover the components of the total compensation of the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company and one former executive officer of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; and (iii) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 2004 for its executive officers and the rationale upon which its Chief Executive Officer's compensation for fiscal 2004 was based. Also included is a performance graph comparing the Company's total stockholder return to the S&P 500 and a Peer Group Index over a five year period.

Summary Compensation Table

     The following table summarizes the compensation of the Company's Chief Executive Officer, the four other most highly compensated executive officers, and one former executive officer of the Company for services in all capacities to the Company for the three years ended June 30, 2004.

                                                     Annual
                                                Compensation (1)            Long-Term Compensation
                                            -------------------------------------------------------------

                                                                                           Number of
                                                                                          Securities
                                   Year                                  Restricted       Underlying
           Name and               Ended                                    Stock            Options          All other
      Principal Position         June 30,      Salary       Bonus          Awards           Granted         Compensation
----------------------------------------------------------------------------------------------------------------------------

                                                                                (2)                (3)                 (4)

Arthur F. Weinbach                 2004         $784,750     $840,000       $1,940,748           340,000           $ 17,610
Chairman and Chief                 2003         $759,438     $167,500       $  844,240           184,998           $ 20,664
Executive Officer                  2002         $735,000     $173,500       $1,452,776           182,125           $  6,833

Gary C. Butler                     2004         $663,776     $650,000       $  748,992           200,000           $ 21,250
President and Chief                2003         $641,882     $120,000       $1,425,520           109,899           $  6,312
Operating Officer                  2002         $620,000     $108,500       $       --           108,000           $  6,289

S. Michael Martone                 2004         $398,231     $275,790       $  351,090            50,000           $ 23,599
Group President                    2003         $375,754     $113,145       $  622,800            30,459           $  6,082
                                   2002         $362,308     $117,058       $       --            29,375           $  6,073

Richard J. Daly                    2004         $413,450     $280,400       $1,106,904            50,000           $ 13,965
Group President                    2003         $403,004      $62,677       $       --            30,039           $  6,165
                                   2002         $392,308      $72,023       $1,286,064            29,125           $  6,148

John Hogan                         2004         $413,450     $269,100       $1,106,904            50,000           $ 16,166
Group President                    2003         $403,004      $60,993       $       --            30,039           $  6,115
                                   2002         $392,308      $64,750       $1,286,064            29,125           $  6,105

Russell P. Fradin*                 2004         $262,000     $325,000       $  468,120            30,000           $492,968
Former Group President             2003         $510,909     $111,864       $1,384,000            47,949           $  5,845
                                   2002         $493,750     $112,600       $       --            46,500           $  5,149


* Mr. Fradin served as an executive officer of the Company until January 1, 2004.

 (1) None of the named executive officers (or former named executive officer) received any perquisites or other personal benefits of an amount, or any other annual compensation of a type, required to be reported by the SEC pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to six years) and continued employment with the Company.

     As of June 30, 2004, the aggregate number of shares of restricted stock held by a named executive officer (or former named executive officer) and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer (or former named executive officer) by the difference between $41.88, the closing price of the Common Stock on June 30, 2004, and $.10, the consideration paid per share of restricted stock) was: Mr. Weinbach, 65,700 shares ($2,744,946); Mr. Butler, 54,000 shares ($2,256,120); Mr. Martone,
     24,000 shares ($1,002,720); Mr. Daly, 36,000 shares ($1,504,080); Mr.
     Hogan, 36,000 shares ($1,504,080); and Mr. Fradin, 48,000 shares ($2,005,440).

     The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under four years from the date of grant, together with their vesting schedule, are as follows:

     (i) Mr. Weinbach received a grant of 49,750 shares of restricted stock in fiscal 2004, 8,450 of which vested in fiscal 2004, 8,450 of which will vest in fiscal 2005 and 32,850 of which will vest in fiscal 2006. Mr. Weinbach received a grant of 24,400 shares of restricted stock in fiscal 2003, 24,400 of which will vest in fiscal 2005.

     (ii) Mr. Butler received a grant of 19,200 shares of restricted stock in fiscal 2004, 6,400 of which vested in fiscal 2004, and 6,400 of which will vest in each of fiscal 2005 and 2006. Mr. Butler received a grant of 41,200 shares of restricted stock in fiscal 2003, 20,600 of which will vest in each of fiscal 2005 and 2006.

     (iii) Mr. Martone received a grant of 9,000 shares of restricted stock in fiscal 2004, 3,000 of which vested in fiscal 2004, and 3,000 of which will vest in each of fiscal 2005 and 2006. Mr. Martone received a grant of 18,000 shares of restricted stock in fiscal 2003, 9,000 of which will vest in each of fiscal 2005 and 2006.

     (iv) Mr. Daly received a grant of 26,400 shares of restricted stock in fiscal 2004, 1,200 of which vested in fiscal 2004, 1,200 of which will vest in fiscal 2005, and 12,000 of which will vest in each of fiscal 2006 and 2007. Mr. Daly received a grant of 21,600 shares of restricted stock in fiscal 2002, 10,800 of which vested in fiscal 2004 and 10,800 of which will vest in fiscal 2005.

     (v) Mr. Hogan received a grant of 26,400 shares of restricted stock in fiscal 2004, 1,200 of which vested in fiscal 2004, 1,200 of which will vest in fiscal 2005, and 12,000 of which will vest in each of fiscal 2006 and 2007. Mr. Hogan received a grant of 21,600 shares of restricted stock in fiscal 2002, 10,800 of which vested in fiscal 2004 and 10,800 of which will vest in fiscal 2005.

     (vi) Mr. Fradin received a grant of 40,000 shares of restricted stock in fiscal 2003, 20,000 of which will vest on January 1, 2005; the remaining 20,000 shares from this grant will be resold and returned to the Company at a price of $.10 per share. Mr. Fradin received a grant of 12,000 shares of restricted stock in fiscal 2004, of which 4,000 vested in fiscal 2004, 4,000 will vest on January 1, 2005 and 4,000 will be resold and returned to the Company at a price of $.10 per share.

     Dividends are paid on restricted stock at the same rate as other outstanding shares of Common Stock. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

(3)  The Company does not award Stock Appreciation Rights (SARs).

(4) For the year ended June 30, 2004, all other compensation consists of (i) Company matching contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts: Mr. Weinbach, $5,916, Mr. Butler, $5,916, Mr. Martone, $5,916, Mr. Daly, $5,916, Mr. Hogan, $5,916 and Mr.
     Fradin, $5,916; (ii) a Company car allowance in the following amounts: Mr. Weinbach, $8,794, Mr. Butler, $9,077, Mr. Martone, $9,439, Mr. Daly, $5,975, Mr. Hogan, $10,250 and Mr. Fradin, $7,525; (iii) the amount paid by the Company on behalf of executives' spouses that accompanied such executives on business travel and associated tax payments related thereto, in the following amounts: Mr. Weinbach, $2,900, Mr. Butler, $6,257, Mr. Martone, $5,750, Mr. Daly, $1,666 and Mr. Fradin, $2,900; and (iv) the amount of income attributable to disqualifying dispositions related to sales of shares of Common Stock purchased by executives under the Company's Amended and Restated Employees' Savings-Stock Purchase Plan within one year of purchase in the following amounts: Mr. Martone, $2,494 and Mr. Fradin, $2,494.

     In fiscal 2003, the Company surrendered all split-dollar insurance policies for executive officers. Mr. Daly received a cash payment of $408 in fiscal 2004 in connection with the surrender of his insurance policy in accordance with the terms thereof. None of the other executive officers received a payment in fiscal 2004 upon the surrender of their policies.

     In connection with the termination of his employment with the Company, Mr. Fradin received severance payments totaling $261,999, a payment with respect to unused vacation totaling $52,400 and payments relating to his 2004 accrued benefits in the Supplemental Officers' Retirement Plan (described below under "--Defined Benefit Plans") totaling $159,734.

Stock Option Plans

     The Company has in effect a 1990 Key Employees' Stock Option Plan (the "1990 Stock Option Plan") and the 2000 Stock Option Plan. The 1990 Stock Option Plan and the 2000 Stock Option Plan collectively are referred to as the "Option Plans." Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1990 Stock Option Plan, but outstanding options under the 1990 Stock Option Plan remain valid. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

     The Option Plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

     ISOs and non-qualified options expire no more than ten years from their date of grant, with an exercise price no less than 100% of the fair market value on the date of grant. The Board of Directors has resolved that, once granted, no ISO or non-qualified option may be repriced.

     An optionee has no rights as a stockholder with respect to any shares covered by his or her options until the date of issuance of a stock certificate to him or her for such shares. During the life of the optionee, the option is exercisable only by him or her. Except as otherwise provided in the applicable award agreement or as described herein, no option is exercisable more than 60 days after termination of employment. Notwithstanding the foregoing, if termination is due to the total and permanent disability of the optionee, vested options remain exercisable for 12 months after termination (unless such person dies during such 12-month period, in which case the period applicable in case of death applies) or, if termination is due to the death of an optionee, vested options remain exercisable until the earlier of six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee. In addition, if the optionee is at least 55 years of age at the time of retirement and has at least 10 years of service with the Company, then vested options will remain exercisable for a period of 36 months from the date of such person's retirement (unless such person dies during such 36-month period, in which case other periods apply), or, if such retiree has five (but less than 10) years of service with the Company, then vested options will remain exercisable for a period of 12 months from the date of such person's retirement (unless such person dies during such 12-month period, in which case other periods apply).

     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 2004.


                                                    Option Grants in Last Fiscal Year
                                ----------------------------------------------------------------------

                                  Number of         Percent of Total
                                 Securities             Options
                                 Underlying             Granted
                                   Options            to Employees          Exercise                         Grant Date
                                   Granted           in Fiscal Year           Price         Expiration          Value
            Name                   (#)(1)                 (%)               ($/Share)          Date            ($)(2)
----------------------------------------------------------------------------------------------------------------------------
Arthur F. Weinbach                  250,000               1.38%             $37.8100        8/10/2013        $2,923,223
                                     90,000                .50%             $37.8100        8/10/2013        $1,052,360
Gary C. Butler                      135,000                .75%             $37.8100        8/10/2013        $1,578,540
                                     65,000                .36%             $37.8100        8/10/2013        $  760,038
S. Michael Martone                   20,000                .11%             $37.8100        8/10/2013        $  241,091
                                     30,000                .17%             $46.4250        5/10/2014        $  349,003
Richard J. Daly                      20,000                .11%             $37.8100        8/10/2013        $  241,091
                                     30,000                .17%             $39.2250       11/10/2013        $  349,003
John Hogan                           20,000                .11%             $37.8100        8/10/2013        $  241,091
                                     30,000                .17%             $39.2250       11/10/2013        $  349,003
Russell P. Fradin*                   30,000                .17%             $37.8100        8/10/2013        $  361,636


*Mr. Fradin served as an executive officer of the Company until January 1, 2004.

 (1) 720,000 options were granted pursuant to the 2000 Stock Option Plan. The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods of up to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.5 years after the date of grant, based on historical experience. A risk-free interest rate of 3.75%, stock price volatility of 30.99% and a dividend yield of 0.94% was used in the calculation of the option grants to Messrs. Weinbach, Butler, Martone, Daly, Hogan and Fradin expiring on August 10, 2013. A risk-free interest rate of 3.92%, stock price volatility of 29.00% and a dividend yield of 0.99% was used in the calculation for the option grants to Messrs. Daly and Hogan expiring on November 10, 2013. A risk-free interest rate of 4.48%, stock price volatility of 29.26% and a dividend yield of 1.11% was used in the calculation for the option grant to Mr. Martone expiring on May 10, 2014. An annual discount factor of 3% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Common Stock from the date of grant, which increase would benefit all stockholders commensurately.

                           Aggregated Option Exercises
                       For Fiscal Year Ended June 30, 2004
                      And Option Values As Of June 30, 2004

     The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.

                                                                   Number of Securities           Value of Unexercised
                                                                  Underlying Unexercised          In-the-Money Options
                                                                    Options at 6/30/04                 at 6/30/04
                                                                           (#)                            ($)
                                                              --------------------------------------------------------------

                         Shares Acquired
                           On Exercise       Value Realized
Name                           (#)                ($)          Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Arthur F. Weinbach             160,000         $4,458,192       787,123          990,000      $13,529,456     $2,727,200
Gary C. Butler                   8,000         $  227,800       471,899          536,000      $ 4,077,767     $1,859,760
S. Michael Martone                   0         $       --       124,834          149,000      $   724,402     $  462,850
Richard J. Daly                 60,000         $1,567,527       290,164          190,000      $ 4,770,919     $  423,872
John Hogan                           0         $       --       339,364          190,000      $ 6,341,708     $  423,872
Russell P. Fradin*             345,949         $4,912,868        26,500          202,000      $        --     $  430,420


*Mr. Fradin served as an executive officer of the Company until January 1, 2004.

Equity Compensation Plan Information

     The following table sets forth information as of June 30, 2004 regarding compensation plans under which the Company's equity securities are authorized for issuance:

                                                                                                    Number of securities
                                                           Number of securities                    remaining available for
                                                            to be issued upon    Weighted average   future issuance under
                                                              exercise of        exercise price of   equity compensation
                                                              outstanding          outstanding         plans (excluding
                                                            options, warrants    options, warrants  securities reflected
Plan category                                                   and rights          and rights         in Column (a))
--------------------------------------------------------------------------------------------------------------------------------

                                                                    (a)                (b)                   (c)
                                                          ----------------------------------------------------------------------
Equity compensation plans approved by security holders           70,159,348            $41.52             30,452,637 (1)
Equity compensation plans not approved by security                  323,500            $35.78              4,256,715 (3),(4),(5)
holders (2)                                               ----------------------------------------------------------------------
  Total                                                          70,482,848            $41.49             34,709,352
                                                                 ==========            ======             ==========
                                                          ======================================================================

(1) Includes 8,021,637 shares of Common Stock remaining available for future issuance under the Company's Employees' Savings-Stock Purchase Plan, which shares and weighted average exercise prices are not reflected in Columns
     (a) and (b) of this table.

(2) Represents (i) the 1989 Directors' Option Plan, (ii) the Key Employees' Restricted Stock Plan, and (iii) the French Employees' Saving-Stock Option Plan (the "French Plan"), none of which have been approved by the Company's stockholders. The material terms of the 1989 Directors' Option Plan are described above under "Election of Directors -- Corporate Governance," the material terms of the Key Employees' Restricted Stock Plan are described in
     Note 10 to the Company's Consolidated Financial Statements included in the Company's 2004 Annual Report and the material terms of the French Employees' Saving-Stock Option Plan are described in footnote (5) below.

(3) Following stockholder approval of the amendment to the 2000 Stock Option Plan at the Company's 2003 Annual Meeting of Stockholders, the 1989 Directors' Option Plan was amended to prohibit any future stock option grants thereunder.

(4) Includes 3,187,300 shares of Common Stock reserved for issuance pursuant to the Key Employees' Restricted Stock Plan.

(5) Includes 1,069,415 shares of Common Stock reserved for issuance pursuant to the French Plan. The French Plan is similar to the Company's Employees' Savings-Stock Purchase Plan; French tax law prevents employees based in France from participating in the Company's Employees' Savings-Stock Purchase Plan. In January 1996, the Board of Directors adopted the French Plan. Employees of the Company based in France are entitled to purchase shares of Common Stock (such rights referred to as "Stock Options") under the French Plan under annual offerings that commence on January 1 of each calendar year and close on December 31 of the following calendar year (each, an "Offering"). In October 2002, the French Employees' Saving-Stock Option Plan Committee (appointed by the Board of Directors) (the "French Stock Option Committee") amended the French Plan to extend the offering period from 24 months to 48 months for the Offering commencing on January 1, 2003 and each Offering commenced thereafter. Each eligible employee is granted Stock Options in each Offering that would generally entitle such employee to purchase a whole number of shares of Common Stock equivalent in value to 10% of his or her base salary, based upon a price per share (in U.S. dollars) determined in advance of such Offering by the French Stock Option Committee, subject to adjustment for currency rate changes over the term of the Offering. Participating employees pay for the exercise of the Stock Options through monthly payroll deductions taken during the two-year period or four-year period, as the case may be, of each Offering, and have the opportunity upon the close of the Offering to exercise their Stock Options (or any portion thereof) and purchase the associated number of shares of Common Stock. To the extent a participating employee elects to purchase fewer shares of Common Stock than would be available under his or her full allotment of Stock Options, such employee would receive the cash remaining from the aggregate payroll deductions after taking into account his or her purchase of shares of Common Stock.

Defined Benefit Plans

     The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.


                                                           Years of Credited Service at Retirement
                                   -----------------------------------------------------------------------------------------

              Final
          5-Year Average
           Compensation                   10                15                20                25                30
----------------------------------------------------------------------------------------------------------------------------
           $  500,000                    83,000           129,000           153,000           172,000          201,000
              750,000                   121,000           185,000           216,000           235,000          264,000
            1,000,000                   158,000           241,000           278,000           297,000          326,000
            1,500,000                   233,000           354,000           403,000           422,000          451,000
            2,000,000                   308,000           466,000           528,000           547,000          576,000
            2,500,000                   383,000           579,000           653,000           672,000          701,000
            3,000,000                   458,000           691,000           778,000           797,000          826,000


     Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation (paid or deferred) and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits under certain circumstances.

     Messrs. Weinbach, Butler, Fradin, Martone, Daly and Hogan have 23, 28, 6, 16, 14 and 10 years of credited service, respectively, under the Pension Plan and 15, 15, 7, 9, 10 and 9 years of credited service, respectively, under the Supplemental Retirement Plan. In addition, unless his employment is terminated for cause, Mr. Weinbach will receive the maximum benefits available under the Supplemental Retirement Plan, and his benefit will not be reduced for commencement prior to age 65 as long as the Compensation Committee deems his retirement prior to age 65 is in the Company's best interest. The figures shown on the table above are for a straight-life annuity commencing at age 65. Reduced benefits are available at earlier ages and in other forms of benefits.

Change in Control Severance Plan for Corporate Officers

     To aid the Company in retaining its officers, the Company has in effect the Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers (the "CIC Plan"), which provides for the payment of specified benefits to officers selected by the Board of Directors if their employment terminates after a "change in control" (as defined below) of the Company. All corporate officers of the Company ("Participants") participate in the CIC Plan. As of August 31, 2004, there were 30 Participants in the CIC Plan.

     The CIC Plan provides that Participants who are terminated by the Company without "cause" (as defined in the CIC Plan) or by the Participant for "good reason" (as defined in the CIC Plan) (a "Qualifying Termination") during the two-year period following the occurrence of a change in control will receive a payment equal to 150% of such Participant's "current total annual compensation." Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will receive a payment equal to 100% of such Participant's current total annual compensation. A Participant's "current total annual compensation" equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

     In addition to the payments described in the preceding paragraph, options to purchase Company stock held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested and exercisable. Options to purchase Company stock held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested and exercisable to the extent that such options would have otherwise vested within one year after the Qualifying Termination.

     Likewise, restricted shares of Company stock ("Restricted Shares") held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested as to those Restricted Shares for which vesting restrictions would otherwise have lapsed within two years after the Qualifying Termination. Restricted Shares held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested to the extent that vesting restrictions would have lapsed within one year after the Qualifying Termination.

     Generally, the CIC Plan supersedes any other change in control severance plans, policies and practices of the Company with respect to the Participants. Messrs. Weinbach and Butler are entitled to receive the greater of the benefits and payments and more favorable conditions provided under their employment agreements and the CIC Plan on an item-by-item basis.

     A "change in control" as defined in the CIC Plan will have occurred if (i) any "Person" (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company's then outstanding securities; (ii) there occurs a merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (iii) there occurs the sale of all or substantially all of the Company's assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction. If instructed by a Participant, the Company will reduce payments under the CIC Plan to avoid the application of excise taxes pursuant to section 4999 of the Code.

Employment Agreements

     Mr. Weinbach entered into an employment agreement with the Company as of August 13, 2001. The agreement provides for successive one-year terms unless terminated by the Company or Mr. Weinbach at least six months prior to the end of the applicable one-year term. Mr. Weinbach's annual base salary is to be no less than $750,000, and his annual target bonus is to be no less than $485,000. The actual bonus paid to Mr. Weinbach is based upon his accomplishment of pre-established business performance goals. The agreement provides that Mr. Weinbach is to be granted performance-based restricted stock awards for a number of shares so that restrictions may lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $1,000,000. The agreement also provides that Mr. Weinbach will at all times own sufficient shares of restricted stock such that restrictions may lapse during each of the following two fiscal years on a number of shares having a market value on the date of their award of at least $1,000,000. The agreement further provides that Mr. Weinbach is to be granted, on an annual basis, a minimum of 170,000 options to purchase shares of Common Stock and that all options to purchase Common Stock not yet vested at the time of Mr. Weinbach's retirement would fully vest upon his retirement. If the Company terminates Mr. Weinbach's employment without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If Mr. Weinbach's employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such change in control to 100% if it occurs after the third year, of his annual base salary and his "current total annual compensation" (as defined below). In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Weinbach's employment agreement is the same as the definition of a "change in control" under the CIC Plan except for the percentage in clause (i) of such CIC Plan definition which is 25% under Mr. Weinbach's employment agreement.

     Mr. Weinbach's "current total annual compensation" equals his highest rate of annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates. Mr. Weinbach's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

     Mr. Butler entered into an agreement with the Company that provides that if his employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years of such change in control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Butler's employment agreement, as modified by the CIC Plan, is the same as the definition of a "change in control" under Mr. Weinbach's employment agreement noted above.

     Mr. Butler's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

Certain Transactions

     Mr. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Board of Directors is comprised of four independent directors: Messrs. Brenneman, Brun, Califano and Malek.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") acts under a written charter adopted by the Board of Directors, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section. The Committee is responsible for setting, on behalf of the Board of Directors, the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President and the Group Presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee grants all stock options and reviews all recommendations for grants of restricted stock to these and other key executives.

Compensation Policies

     The Company's executive compensation policies for fiscal 2004, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct links to business objectives and exceptional performance.

     The primary components of the compensation package for key executives for fiscal 2004 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its total annual compensation target (as described below) at the median of market range levels of comparable sized companies. The Company's executives may derive more economic benefit from stock option price appreciation, as a percentage of total compensation, than from base salary and bonus combined. The Committee generally intends to cause all eligible compensation to be exempt from the limitations of section 162(m) of the Code, but reserves the right to make non-exempt awards where appropriate.

Annual Compensation

     Total annual compensation consists of base salary, cash bonus and yearly vesting of restricted stock. The base salaries for executives for fiscal 2004 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

     Key executives earned cash bonuses in fiscal 2004 based upon both individual and business annual accomplishments versus pre-established goals.

Long-Term Compensation

     Long-term compensation is comprised of restricted stock and the expected value of stock options. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company-imposed restrictions on transfer or pledge of the restricted stock generally lapse over a period of up to six years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity and long-term performance.

     Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

     Restricted stock and stock option grants were made to individual key executives during fiscal 2004 on a basis consistent with the above guidelines.

Benefits

     The Company provided certain supplemental benefits to key executives during fiscal 2004 to ensure that it could compete effectively for executive talent. These supplemental benefits included certain additional retirement benefits described in the "Defined Benefit Plans" section of this Proxy Statement.

CEO Compensation

     The Committee meets annually to evaluate the performance of the Chief Executive Officer and to determine his compensation.

     Mr. Weinbach earned a base salary of $784,750 and a bonus of $840,000 during fiscal 2004. Mr. Weinbach's compensation is based on the satisfaction of specific performance objectives and the terms of his employment agreement.

     The long-term incentives provided to the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders have a commonality of purpose in enhancing stockholder value. Mr. Weinbach's total compensation including the long-term component approximates the market median of chief executive officers at companies with annual revenues between $3 and $12 billion, as surveyed by the Company.

                                                 Compensation Committee
                                                 of the Board of Directors

                                                 Gregory D. Brenneman, Chairman
                                                 Leslie A. Brun
                                                 Joseph A. Califano, Jr.
                                                 Frederic V. Malek

                                PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock for the most recent five years with the cumulative total return on the S&P 500 Index and a Peer Group Index* comprised of industry participants over the same period, assuming an initial investment of $100 on June 30, 1999, with all dividends reinvested.

EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


             AUTOMATIC DATA PROCESSING                S&P 500 INDEX             PEER GROUP


6/30/99       100.00                                   100.00                   100.00

6/30/00       122.56                                   107.22                   103.55

6/30/01       114.51                                    91.36                   135.93

6/30/02       101.22                                    74.97                   122.54

6/30/03        79.79                                    75.18                   124.03

6/30/04       100.03                                    89.52                   145.67



*The Peer Group Index is comprised of the following companies (in February
 2004, Concord EFS, Inc., formerly a member of the Peer Group Index, merged into First Data Corporation):

Ceridian Corp.                                      Fiserv, Inc.
Computer Sciences Corporation                       Paychex, Inc.
DST Systems, Inc.                                   SunGard Data Systems Inc.
Electronic Data Systems Corporation                 Total System Services, Inc.
First Data Corporation

                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") is comprised of the four independent members of the Board of Directors named below. Each member of the Audit Committee satisfies the independence requirements of the NYSE rules currently in effect. The Board of Directors has determined that Messrs. Brenneman and Cooperman are audit committee financial experts. The Committee acts under a written charter, which may be viewed online on the Company's website at www.adp.com under "Governance" in the "About ADP" section.

     The Committee oversees the financial management, the Company's independent auditors and financial reporting procedures of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee also reviewed and discussed the Company's audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the Company's independent auditors for fiscal 2004, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

     The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. Deloitte & Touche LLP has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche LLP the firm's independence, including the matters in those written disclosures. The Committee also considered whether Deloitte & Touche LLP's provision of non-audit services to the Company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP's independence. The Committee has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In addition, the Committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the Company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors on a going-forward basis. The Auditor Independence Policy is discussed in further detail below under "Independent Registered Public Accounting Firms' Fees."

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2004. In addition, the Committee appointed Deloitte & Touche LLP as the independent auditors for the Company for fiscal 2005.

                                                    Audit Committee
                                                    of the Board of Directors

                                                    Leon G. Cooperman, Chairman
                                                    Gregory D. Brenneman
                                                    Joseph A. Califano, Jr.
                                                    Ann Dibble Jordan

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS' FEES

     In addition to retaining Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements for fiscal 2004, Deloitte & Touche LLP were retained by the Audit Committee to provide various services in fiscal 2004 and fiscal 2003. The aggregate fees billed by Deloitte & Touche LLP in fiscal 2004 and 2003 for these various services were:

Type of Fees                            FY 2004                       FY 2003
-------------------------------------------------------------------------------
                                                    ($ in thousands)
Audit Fees                              $4,605                         $3,455
Audit-Related Fees                       3,560                          2,672
Tax Fees                                 1,453                          1,374
All Other Fees                              --                            824
                                        ---------------------------------------
Total                                   $9,618                         $8,325
                                        =======================================

     In the above table, in accordance with new SEC definitions, "audit fees" are fees the Company paid Deloitte & Touche LLP for professional services for the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K and review of financial statements included in the Company's Quarterly Reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; "audit-related fees" are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews); "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees billed by Deloitte & Touche LLP to the Company for any services not included in the first three categories.

     The Board of Directors has adopted a policy (the "Auditor Independence Policy") that prohibits the Company's independent auditors from providing: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation services; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible. The independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee, regardless of the dollar value of the services to be provided. In addition, before the Audit Committee will consider granting its approval, the Company's management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of the Company's business, processes and policies. The Audit Committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors' independence.

                                   PROPOSAL 2

          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year that began on July 1, 2004. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP's appointment as the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended June 30, 2004, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and beneficial owners have been complied with, except that there was an inadvertent omission to report (i) the sale of shares of Company Common Stock in fiscal 2004 on a Form 4 filed on behalf of Mr. Op de Beeck, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Op de Beeck in August 2004 and (ii) the purchase of shares of Company Common Stock in fiscal 2004 on a Form 4 filed on behalf of Mr. Weston, a director, which was subsequently reported on in a Form 5 filed on behalf of Mr. Weston, and the transfer of funds representing Company Common Stock in the 401(k) account of Mr. Weston on a Form 4 filed on behalf of Mr. Weston, which was subsequently reported on in a Form 5 filed on behalf of Mr. Weston.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company for inclusion in the 2005 Proxy Statement no later than May 25, 2005.

     For any stockholder proposal that is not submitted for inclusion in the 2005 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2005 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on August 9, 2005 and advises stockholders in next year's Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August 9, 2005.

                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2004, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this Proxy Statement.

             ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This Proxy Statement and the Company's Annual Report may be viewed online at www.adp.com under "Investor Information" in the "About ADP" section. Stockholders of record may elect to view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail and can thereby save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year's Annual Meeting of Stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

        IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     In accordance with notices previously sent to stockholders, the Company is delivering one annual report and Proxy Statement in one envelope addressed to all stockholders who share a single address unless they have notified the Company that they wish to "opt out" of the program known as "householding." Householding is intended to reduce the Company's printing and postage costs.

     If you are a registered stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must "opt-out" by writing to ADP Investor Communication Services, Sharelink Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be "householded" until we notify you otherwise.

     If you own Common Stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

                                  MISCELLANEOUS

     Stockholders who wish to communicate with the Board of Directors may send a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leave a message for a return call at 973-974-5770 or send an email to adp_audit_committee@adp.com. Communications from stockholders will be relayed to the Board of Directors unless they are outside the scope of matters considered by the Board of Directors or duplicative of other communications previously forwarded to the Board of Directors.

     It is the Company's policy that members of the Board of Directors attend the Annual Meetings of Stockholders. All of the members of the Board of Directors that were elected at last year's meeting attended the Company's 2003 Annual Meeting of Stockholders.



                                                      For the Board of Directors

                                                            James B. Benson
                                                              Secretary

Roseland, New Jersey
September 22, 2004

                                   APPENDIX A

                         AUTOMATIC DATA PROCESSING, INC.

                 CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

A director who meets all of the following categorical standards shall be presumed to be "independent":

o During the past five years, the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.

o During any twelve-month period within the past five years, neither the director nor any of his or her immediate family members has received more than $60,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service).

o During the past five years, the director has not been employed (or affiliated with) the Company's present or former internal or external auditors, nor has any of his or her immediate family members been so employed or affiliated in a professional capacity.

o During the past five years, neither the director, nor any of his or her immediate family members, has been employed by a company where an executive officer of the Company serves on such company's compensation (or equivalent) committee.

o The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company's present or former auditors.

o During the past five years, the director has not been an employee or executive officer, nor has any of his or her immediate family members been an executive officer, of a company that makes payments to, or receives payments from, the Company of property or services in an amount which, in any fiscal year of such company, exceeds, 1% of such company's consolidated gross revenues.

o During the past five years, the director has not had a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

o During the past five years, the director has not been an employee, officer or director of a foundation, university or other non-profit organization to which the Company gave directly, or indirectly through the provision of services, more than $100,000 per annum or 1% of the total annual donations received (whichever is less).

o The director does not, either directly or indirectly as a partner, shareholder or officer of another company, own more than 5% of the Company's common stock.

                                       September 22, 2004


Dear Stockholder:

     You are cordially invited to join us at the 2004 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 9, 2004, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) vote on the appointment of Deloitte & Touche LLP as independent auditors.

     It is important that these shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or by the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of your directors.

     Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If these shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

     As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.


                                       Sincerely,


                                       /s/ Arthur F. Weinbach
                                       ----------------------
                                       Arthur F. Weinbach
                                       Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

                                    [ADP logo]

                                      Proxy

             This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposal (2) on the reverse side.

The undersigned hereby appoints Arthur F. Weinbach and Gary C. Butler, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2004 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 9, 2004 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or by the Internet, as described in the instructions on the reverse side.

[ADP logo]                            VOTE BY INTERNET - www.proxyvote.com
                                      Use the Internet to transmit your voting
AUTOMATIC DATA PROCESSING, INC.       instructions and for electronic delivery
PROXY SERVICES                        of information up until 11:59 P.M. Eastern
P.O. BOX 9162                         Time the day before the cut-off date or
FARMINGDALE, NY  11735                meeting date. Have your proxy card in hand
                                      when you access the web site and follow
                                      the instructions to obtain your records
                                      and to create an electronic voting
                                      instruction form.

                                      VOTE BY PHONE - 1-800-690-6903
                                      Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

ADMISSION TICKET                      VOTE BY MAIL
----------------                      Mark, sign, and date your proxy card and
Please retain and present this top    return it in the postage-paid envelope we
portion of the proxy card as your     have provided or return it to Automatic
admission ticket together with a      Data Processing, Inc. c/o ADP, 51 Mercedes
valid picture identification to       Way, Edgewood, NY 11717. All proxy cards
gain admittance to the Annual         must be received by the day before the
Meeting.                              cut-off date or the meeting date.

--------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOMATIC DATA PROCESSING, INC.

The Board of Directors recommends a vote
FOR the proposals regarding:


 (1) Election of Directors
     Nominees:                                          For  Withhold  For All  To withhold authority to vote, mark
     01) Gregory D. Brenneman    07) Ann Dibble Jordan  All    All     Except   "For All Except" and write the
     02) Leslie A. Brun          08) Harvey M. Krueger                          nominee's number on the line below.
     03) Gary C. Butler          09) Frederic V. Malek
     04) Joseph A. Califano, Jr. 10) Henry Taub         [ ]    [ ]       [ ]    -----------------------------------
     05) Leon G. Cooperman       11) Arthur F. Weinbach
     06) R. Glenn Hubbard



                                                                                For       Against     Abstain

 (2) Appointment of Deloitte & Touche LLP                                       [ ]         [ ]         [ ]

 (3) Upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign below exactly as the name(s) appear on your stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

HOUSEHOLDING ELECTION - Please indicate if you consent to
receive certain future investor communications in a single        Yes      No
package per household                                             [ ]      [ ]

----------------------------------  -------     -----------------------   ------
Signature [PLEASE SIGN WITHIN BOX]  Date        Signature (Joint Owners)  Date